SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

                           Filed by the Registrant [X]

                 Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]    Definitive Information Statement

                            NATIONAL COMPANIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



Payment of Filing Fee (Check the appropriate box):
[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
       (1)     Title of each class of securities to which transaction applies:
       (2)     Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)      Proposed maximum aggregate value of transaction:
       (5)      Total fee paid:

[ ]    Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:
       (2)     Form, Schedule or Registration Statement No.:
       (3)     Filing Party:
       (4)      Date Filed:



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                            NATIONAL COMPANIES, INC.

                           4350 Oakes Road, Suite 512
                              Davie, Florida 33314

                                 (954) 584-2151

            NOTICE OF ACTIONS TAKEN BY WRITTEN CONSENT OF MAJORITY OF
                     SHAREHOLDERS, INLIEU OF ANNUAL MEETING


                                 APRIL 30, 2003


To or stockholders:


Notice is hereby given that in lieu of an Annual Meeting of Shareholders of National Companies, Inc., a Florida corporation (the "Company"), stockholders holding a majority of the shares of common stock plan to take the following actions by written consent:

     1. The election of directors to serve until the next annual meeting or until their successors are duly elected and qualified

The Board of Directors has fixed the close of business on April 30, 2003 as the record date for determining the shareholders entitled to notice of these actions.


                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.


These actions will become effective on a date that is at least 20 days after mailing this Information Statement to shareholders.




                                          By Order of the Board of Directors,

                                                    LYNDA M. DAVIS

                                             Vice President and Secretary

Davie, Florida
April 30, 2003


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



                            NATIONAL COMPANIES, INC.
                           4350 OAKES ROAD, SUITE 512
                              DAVIE, FLORIDA 33314
                                 (954) 584-2151

                              INFORMATION STATEMENT

                                 APRIL 30, 2003

                               GENERAL INFORMATION

This Information Statement is furnished by the Board of Directors (the "Board of Directors") of National Companies, Inc., a Florida corporation (the "Company"), to the shareholders of the Company in connection with shareholder actions being taken by written consent in lieu of an Annual Meeting of Stockholders. This Information Statement and the accompanying materials are first being mailed to shareholders on or about May 1, 2003. The Company's principal executive office is located at 4350 Oakes Road, Suite 512, Davie, Florida 33314.

On April 30, 2003, there were 3,575,538 outstanding shares of Common Stock, par value $.001 per share, ("Common Stock") of the Company. The Holders of record of shares of Common Stock of the Company are entitled to one vote per share. Other than the Common Stock, there are no other voting securities outstanding. The Board of Directors has recommended, and shareholders holding a majority of the Company's common stock have adopted, the resolutions described in this Information Statement.



                          SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the outstanding shares of Common Stock by persons known by us to beneficially own more than 5% of the outstanding shares of Common Stock, by each director and officer, by nominees for directors of the Company, and by all directors and executive officers of the Company as a group:

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NAMES AND ADDRESS OF
DIRECTORS, OFFICERS, AND               NUMBER OF            PERCENT
5% SHAREHOLDERS                       SHARES OWNED(1)      OF CLASS
---------------                       ------------         --------

Richard L. Loehr                         2,000,000           55.94%
Chairman and CEO
4350 Oakes Road, Suite 512
Davie, Florida 33314

Douglas J. Borr                            200,000           5.59
Vice President
1505 N. Riverside Drive, #1104
Pompano Beach, FL 33062

Lynda M. Davis                             100,000           2.80
Vice President and Secretary
1201 River Drive, #408
Ft. Lauderdale, FL  33315

Carol Boozer                               100,000           2.80
Vice President and Treasurer
913 8W 149 Way
Sunrise, FL  33326

Angela Loehr Chrysler (2)                  105,000           2.94
Director
8864 Hilton Road
Brighton, MI  48114

Richard Chrysler (2)                         5,000            .14
Director
8485 Hilton Road
Brighton, MI  48114

Robert Fason                                33,882            .95
Director
1004 Highway 3
Mt. Vernon, AR  72112

Les Whitaker                                 8,098            .22
Director
426 NO 16th
Muskogee, OK  74401

Shelley and Peter Goldstein (3)            338,000           9.45
22154 Martella Ave.
Boca Raton, FL  33433

William R. Case                            300,000           8.39
6575 Happy Hollow Trail
Gainesville, GA  30506

Fred Swindle
HC 1 Box 56
Grandin, MO 63943                            4,861            .14

All Directors, Officers and
5% Shareholders as a Group               3,194,841          89.35%

(1)  Table is based on outstanding shares of 3,575,538 as of April 30, 2003.
(2) Angela Chrysler is Richard Loehr's daughter, and Richard Chrysler's daughter-in-law.
(3) This amount includes 238,000 shares owned directly by either Mr. or Mrs. Goldstein, and 100,000 shares owned of record by Goldco Properties, Ltd (of which they are the controlling shareholders). Shelley Goldstein is our former sole executive and director.

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                              ELECTION OF DIRECTORS

Stockholders holding a majority of the outstanding Common Stock have elected six directors to serve for a term of one year or until their successors are elected and qualified.

The following table sets forth certain information regarding the six nominees who have been elected as director of the Company:


NAME          PRINCIPAL OCCUPATION AND DIRECTORSHIPS                                   AGE   DIRECTOR
----          --------------------------------------                                   ---   --------
                                                                                             SINCE
                                                                                             -----

Richard Loehr Chairman of the Board and Chief Executive Officer with responsibility     60   2001
              for the day-to-day operations of the Company. Mr. Loehr designed
              National's Benefits Program. Mr. Loehr's began his career as a teenage champion drag racer, and continued as the owner and operator of several successful automobile dealerships in Michigan.  Mr. Loehr became President of National Companies in 1999, and has served as
              President of Team National Products, Inc. and National Automotive,
              Inc. since 1996.

Angela Loehr  Mrs. Chrysler has served as Executive Vice President of National          31   2001
Chrysler      Companies since 2000. From 1996 until 2000, Ms. Chrysler was involved in sales, first as a territorial sales representative for RHEIN
              Medical, with responsibility for managing approximately 300 accounts, subsequently as an independent representative for
              Midwestern STAAR in Cincinnati, Ohio, responsible for managing approximately 250 accounts, and during 2000, as regional physician sales representative for Healtheon/WebMD, responsible for over
              6,000 accounts. Ms. Chrysler is the daughter of Richard Loehr and the daughter-in-law of Richard Chrysler, another member of our
              Board of Directors.

Richard       Mr. Chrysler was elected to the United States House of Representatives    61   2001
Chrysler      in 1994, where he served until 1998. His over-30 year business career has included being the founder of Cars & Concepts, which at the time had over 1,200 employees, and manufactured over one million vehicles for General Motors, Ford, and Chrysler Corporation. Mr.
              Chrysler was President of The Ideal Group until January of 2003, a steel company with approximately $75,000,000 in sales. He is now semi-retired. . Mr. Chrysler was a member of the Board of
              Directors of the Michigan National Bank from 1980 to 1994, and has been the vice-chairman of Cleary College for the past 25 years.

Robert Fason  Mr. Fason is a member of our independent marketing director sales         44   2001
              force and one of our top producers. Mr. Fason joined National
              Companies in 1999 following a successful six-year career with National
              Safety Associates (NSA), including membership on the company's
              President's Advisory Council and Executive Committee. For ten years prior to joining NSA, Mr. Fason was a dairy farmer in Mount Vernon,
              Arkansas.

Fred Swindle  From 1970 until 1997, Mr. Swindle was with National Safety Associates,    66   2002
              and served on the President's Advisory Council, Executive Committee,
              and the Board of Directors. In 1999, he joined National Companies as an independent marketing director.

Les Whitaker  Mr. Whitaker began his affiliation with National Companies in 1999 as     44   2001
              a National Companies independent marketing director, is a member of
              National's prestigious Chairman's Circle and a recipient of the
              Company's Platinum Presidential Award. From 1982 until 1997, Mr.
              Whitaker was a successful direct marketing distributor for Amway
              Corporation and a top producer in the United States for Jewelway
              International. Mr. Whitaker holds a Bachelor of Science degree and a
              Master's degree in Civil Engineering from Oklahoma State University and began his professional career as a partner in an engineering consulting firm.

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             Section 16(A) Beneficial Ownership Reporting Compliance

Based upon a recent review of its corporate files, the Company believes that the following Directors and Officers have not yet filed with the Securities and Exchange Commission a Form 3 (initial statement of beneficial ownership of securities), or a Form 4 (statement of changes in beneficial ownership of securities) (each such Form 4 would have reported a receipt of shares from the Company during 2002): Douglas Boor, Carol Boozer, Angela Loehr Chrysler, Richard Chrysler, Lynda Davis, Robert Fason and Les Whitaker; and that Director Fred Swindle has not yet filed a Form 3. The Company intends to work with these Directors and Officers to complete any required filings as soon as possible.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors has met five times since the beginning of fiscal year 2002. Meetings were held on: February 22, 2002 in which Richard Loehr, Les Whitaker, Robert Fason, Angela Loehr Chrysler, and Richard Chrysler were in attendance; April 4, 2002 in which Richard Loehr, Les Whitaker, Robert Fason, and Angela Loehr Chrysler were in attendance; June 18, 2002 at which Richard Loehr, Les Whitaker, Robert Fason, and Angela Loehr Chrysler attended; August 30, 2002 in which Richard Loehr, Les Whitaker, Robert Fason, Angela Loehr Chrysler, Richard Chrysler and Fred Swindle were in attendance; and February 22, 2003, attended by Richard Loehr, Les Whitaker, Robert Fason, Angela Loehr Chrysler, Richard Chrysler and Fred Swindle.

Each director received $500 for attending each of the scheduled meetings of the Board of Directors since the beginning of fiscal year 2002.

We have no standing audit, nominating or compensation committee of the Board of Directors.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Our Members of the Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected. Our officers serve at the pleasure of the Board of Directors.

Our current executive officers and key employees are as follows:

NAME                       AGE         POSITION
----                       ---         --------
Richard Loehr              60          Chairman and Chief Executive Officer
Douglas J. Borr            60          Vice President
Lynda M. Davis             48          Vice President, Chief Operating
                                       Officer and Secretary
Angela Loehr Chrysler      31          Executive Vice President and Director
Carol Boozer               49          Vice President, Treasurer and Chief
                                       Financial Officer

The background information pertaining to the persons mentioned above who are also directors can be found in the section above entitled "ELECTION OF DIRECTORS."

DOUGLAS J. BORR has served as our Vice President since 1999, and as Vice President of Team National Products, Inc. and of National Automotive, Inc. since 1996. As Vice President he is responsible for developing our benefits packages. Mr. Borr initially began his business affiliation with Mr. Loehr in 1970, and served as sales manager and subsequently general manager of Mr. Loehr's Mazda, AMC, Jeep and RV dealerships. His other business experience includes having owned and operated a successful AMC Jeep dealership in Grand Rapids, Michigan, from 1983 to 1988, and having owned, operated and sold a manufacturing facility from 1991 to 1994.

LYNDA M. DAVIS is our Vice President, Chief Operating Officer and Secretary. She joined National Companies in 1999 as Vice President, and has served as Vice President of Team National Products, Inc. since 1996 and as Vice President of National Automotive, Inc. from 1996 to 1999. Ms. Davis' business career has included serving as sales manager with Continental Homes of Chicago, as a training flight attendant for Eastern Airlines and as head flight attendant American Airlines.

CAROL BOOZER has served as our Chief Financial Officer, Treasurer and Vice President since 1999. She also has served as Vice President of Team National Products, Inc. and of National Automotive, Inc. since 1996.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to us for the fiscal years ended December 31, 2001 and 2002. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

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NAME AND PRINCIPAL POSITION        YEAR     SALARY     BONUS        OTHER ANNUAL
---------------------------        ----     ------     -----        ------------
DEFERRED SALARY                                                     COMPENSATION
---------------                                                     ------------

Richard Loehr, Chairman & CEO      2001     $0         $250,000     $0
                                   2002     $0         $0           $0
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                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The majority of the products and services that are sold to our customers are supplied by companies that are owned by our majority shareholder, President and CEO, Dick Loehr (the "Affiliated Companies"). These Affiliated Companies are engaged solely in the business of selling their goods and services to our customers. We realize no revenue for products or services sold by these Affiliated Companies, except that one of these companies paid us a commission based on product sales in the amount of $542,000 in 2001. This commission was discontinued for 2002.

The products and services provided by Affiliated Companies to our customers include the following:

(1) Team National Products, Inc. provides nutritional products, car care products, skin care products, cosmetics, fruit gift baskets and spices to our customers. This affiliated company is also responsible for training materials, and for the National apparel line.
(2) National Automotive, Inc., provides support services to The National Companies. Services and products include automotive sales and leasing, warranties, and financing.
(3) National Health Plans Plus, Inc., markets insurance products for the Company's customers. These products, include critical care, Medicare, dental, health and term life insurance and are an important component in the Company's product mix.

At December 31, 2002, we had an interest-free advance to an Affiliated Company in the amount of $1,816,853.


An Affiliated Company has sold health insurance policies of two unaffiliated health care providers to our customers. The State of Florida Department of Insurance has initiated proceedings against one of these care providers, asserting that it was operating without a state license and was not a valid ERISA plan exempt from state regulation. The State of Texas Department of Insurance has initiated a receivership proceeding against the other health care provider, asserting that it was operating without a state license and was not a valid ERISA plan exempt from state regulation. Our understanding is that as of April 11, 2003, neither plan is operating or paying claims. The amount of unpaid claims that we are aware of as of April 11, 2003 is approximately $652,000. At the current time our management is unable to assess the effect, if any, this matter will have on the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The independent accountant for the Company for the fiscal year ended December 31, 2002 was Robert Jarkow, CPA.
                                                FEES
                                                ----
AUDIT FEES                                    $65,000
ALL OTHER FEES                                $25,000

The Board of Directors has considered whether the provision of the services covered in paragraphs e(2)and e(3) of Item 9 of Reg. Section 240.14a-101 is compatible with maintaining the principal accountant's independence.

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                              SHAREHOLDER PROPOSALS

Shareholder proposals for the 2004 Annual Meeting of Shareholders of the Company must be received no later than December 31, 2003 at the Company's principal executive offices, 4350 Oakes Road, Suite 512, Davie, Florida 33314, directed to the attention of the Secretary, in order to be considered for inclusion in next year's annual meeting proxy material under the Securities and Exchange Commission's proxy rules. Under the Company's Bylaws, written notice of shareholder proposals for the 2004 Annual Meeting of Shareholders of the Company which are not intended to be considered for inclusion in next year's annual meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received no later than December 31, 2003 and no earlier than November 30, 2003 at such offices, directed to the attention of the Secretary, and such notice must contain the information specified in the Company's Bylaws.

The foregoing notice and Information Statement are sent by order of the Board of Directors.

                                 LYNDA M. DAVIS
                          Vice President and Secretary

April 30, 2003

A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 HAS BEEN PROVIDED WITH THIS INFORMATION STATEMENT. THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST OF SUCH SHAREHOLDER, AN ADDITIONAL COPY OF SUCH ANNUAL REPORT. SUCH REQUESTS SHOULD BE ADDRESSED TO LYNDA M. DAVIS, NATIONAL COMPANIES, INC., 4350 OAKES ROAD, SUITE 512, DAVIE, FLORIDA 33314.

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